Exhibit 5, 23.2


Susan B. Zaunbrecher, Esq.
Telephone: (513) 977 8171
E-Mail:    zaunbrec@dinslaw.com


                       January 20, 1999


LCNB Corp.
P.O. Box 59
Lebanon, Ohio 45036

Ladies and Gentlemen:

This opinion is rendered for use in connection with the Registration Statement on Form S-4, pursuant to the Securities Act of 1933, filed by LCNB Corp. (the "Company") with the Securities and Exchange Commission, under which up to approximately 1,760,000 shares of the Company's Common Stock, without par value ("Common Stock") are to be registered in connection with the proposed merger of LC Interim National Bank with Lebanon Citizens National Bank (the "Merger") .

We hereby consent to the filing of this opinion as Exhibit 5 and
23.2 to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Articles of Incorporation and Regulations and the record of proceedings of the shareholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing as the corporation under the laws of the State of Ohio.

2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to 1,760,000 shares of Common Stock to be issued to the shareholders of Lebanon Citizens National Bank pursuant to the Merger shall have been so issued upon the terms set forth in the Registration
Statement, such shares will be legally and validly issued and outstanding, fully-paid and nonassessable.

                                       Very truly yours,

                                       DINSMORE & SHOHL LLP

                                      /s/ Susan B. Zaunbrecher
                                          Susan B. Zaunbrecher